Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2022, included in the Proxy Statement of Calyxt, Inc. that is made a part of the Registration Statement on Form S-4 and Prospectus of Calyxt, Inc.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 14, 2023